                                                                    EXHIBIT 10.1



                             DEPARTMENT OF THE ARMY
           LEASE OF UNITED STATES PROPERTY FOR COMMERCIAL CONCESSION
                          PURPOSES (MAJOR CONCESSIONS)

                                                        Lease No. DACW62-1-88-83

THIS LEASE, made between the Secretary of the Army, of the first part, and Jamestown Resort and Marina, LTD, party of the second part, WITNESSETH:

That the Secretary of the Army, by virtue of the authority conferred on him by
Section 4 of the Act of Congress approved 22 December 1944, as amended (16 U.S.C. 460d), and for the consideration hereinafter set forth, hereby leases to the party of the second part, hereinafter designated as the Lessee, the following described premises, hereinafter referred to as the premises, for commercial concession purposes:

Said premises are designated in red on the map labeled Exhibit "A," attached hereto and made a part hereof.





THIS LEASE is granted subject to the following terms and conditions:

1.       TERM.

         a. Said premises are hereby leased for a term of 25 years beginning January 1988, and ending 31 December 2012.

         b. This lease may be relinquished by the Lessee at the end of any lease year by giving six (6) months prior notice to the District Commander, U.S. Army Engineer District, Corps of Engineers, P.O. Box 1070, Nashville, Tennessee 37202-1070.

         c. The Government may revoke this lease in the event the Lessee violates any of the terms and conditions of this lease and continues and persists in such violation for a period of sixty (60) days after the District Commander has advised the Lessee of such violation in writing.


2.       RENTAL.

         a. The annual rent due the United States in consideration of the grant of this lease will be a combination of fixed rent and graduated rent. The amount of the rent will depend on the relationship of the total receipts (gross income) from the business operations conducted on





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
the premises to the cost of providing all structures and equipment used for the production of that income, called "Gross Fixed Assets" (GFA). For the purposes of collecting the rent, the following shall not be included in gross income: the cost of hunting and fishing license; taxes collected for direct remittance to the taxing authority; that portion of income from guide service paid directly to the guides; and the exact amount collected from customers for electrical service which is metered to the customer and collected by the Lessee as the servicing agent and paid to the power company. Increases or decreases in the GFA reported during the first six (6) months of each year will be effective on 1 January of the following year. As to structures (not equipment), the GFA will be modified annually to reflect application of the Composite Construction Cost Index (CCCI) in effect on 1 January of the current lease year as published by the Department of Commerce, Bureau of Census. Business operations shall include both GFA located on and gross income produced from lessee's private property when such private property is used as an integral part of this concession. A percentage of the rental commensurate with the percentage of GFA on private land or the percentage of gross income (when over 50%) generated on private land, whichever is a greater percentage, will be deducted from the rental.

         b.      The rental will be calculated according to the following:



                                Breakeven Point         Base        Balance of
                                (Income to GFA)         Rate        Income Rate
 Kind of Business                      %                  %              %
--------------------------------------------------------------------------------
 1.  Sales                             70               1.50           3.00
 2.  Rents and Services                30               4.50           7.00
--------------------------------------------------------------------------------





A weighted average Breakeven Point (called the Breakeven Point) and a weighted average Base Rate (called the Base Rate) will be calculated and used when applying the schedule to mixed business. The rent on gross income below the Breakeven Point will be calculated using 50% of the base rate. The rent on gross income between the Breakeven Point and twice the Breakeven Point will be calculated using 150% of the base rate. The rent on gross income above twice the Breakeven Point will be calculated using the Balance of Income Rate. License fees and taxes collected from customers for direct remittance to a taxing authority will not be considered as receipts from the business operations conducted on the leased premises. Likewise, monies collected from customers by the Lessee for electric bills arising from individual meters where the Lessee is acting only as a servicing agent will not be considered as receipts from the business operations conducted on the leased premises provided the customer reimburses the





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
Lessee for the exact amount of the electric bill. A sample calculation of rent and the form to be used for calculating rent is attached hereto as Exhibit "B."

         c. It is desirable that the payment of rental be on as current a basis as possible. Reports of income will be quarterly (cumulative on an annual basis). Rental will be calculated and payment made by the tenth (10th) day of the month following the reporting period. Since rental is calculated on an annual basis, the total income for the first reporting period will be applied to the total GFA for,rental computation purposes. Income for the second and subsequent reporting periods will be added to that previously reported and used for computation purposes, ie., the total income (cumulative) through the reporting period for the year will be used. The final (year end) rental report and payment will be due no later than thirty (30) days after the end of the business year as defined in the annual report.

         d. As a part of the annual rental, the Lessee shall pay Four Thousand Dollars ($4,000.00), as a fixed minimum rental which shall be payable semiannually on or before 1 April and 1 October of each year, except the first payment shall be made upon delivery of the lease and, if applicable, prorated in proportion to the period involved. The last payment shall, if applicable, also be prorated for the period involved. The fixed minimum rental, while not refundable, will be offset against rental resulting from computations set out in Conditions 2a, b, and c above. The fixed minimum annual rental is determined by the amount of GFA and will be adjusted on 1 January each year based on the following:

                              FIXED MINIMUM RENTAL

                   GROSS FIXED ASSETS                ANNUAL PAYMENT
                  $150,000 to $200,000                   $1,200

                  $200,001 to $250,000                   $1,500

                  $250,001 to $300,000                   $1,800

                  $300,001 to $400,000                   $2,000

                  $400,001 to $500,000                   $2,500

                  $500,001 to $600,000                   $3,000

                  $600,001 to $700,000                   $3,500

                  $700,0001 or more                      $4,000



The fixed minimum rental, while not refundable, will be offset against rental payments in preparing the reports of income required by c. above.





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         e.      The United States will impose a charge, the amount to be
determined by law or regulation, on late payment of rent or other payments due under this agreement for each 30-day period that the payment is overdue. The full late charge will also be applicable to periods of less than thirty (30) days.

         f. The Lessee shall also pay to the United States, on demand, any sum which may be expended after the expiration, revocation, or termination of this lease in restoring the premises as provided by Condition 21 hereof.

         g. In addition to the right of revocation, if the rent or other payments hereinabove provided to be paid by the Lessee or any part thereof shall be in arrears and unpaid for thirty (30) days after the same shall become due, then and in such case the United States may, through said District Commander, elect to terminate this lease by notification in writing to the Lessee; in event of such termination, the Lessee shall be required to promptly vacate and restore the premises in accordance with Condition 21 hereof.

         h. All tents or other payments pursuant to this lease shall be made payable to FAO, U.S. Army Engineer Division, Ohio River, and shall be forwarded directly to the District Commander, Nashville District, or to a representative designated by him.

         i. Notwithstanding the above, the gross receipts from the sale of boats (including launches, cruisers, or other floating craft) and motors, and the fixed assets (or an appropriate proportion thereof which contributes solely to the production of income from the sale of boats and motors), shall not be taken into consideration in computing the graduated rental. Such sales shall be treated separately and the Lessee shall pay to the United States, as a part of the rental, one percent (1%) of the gross receipts from such sales resulting from the Lessee or any subsidiary doing business on the lake, whether or not the boats or motors sold where displayed on the leased premises. In determining gross receipts, the full contract price, less any allowance for a trade-in, shall apply in each sale transaction. The amount of commission received from the sale of boats and motors for the account of others will be reported as income quarterly along with graduated rental reports. The Lessee shall maintain complete and accurate records of all receipts from the sale of boats and motors separate and apart from other records required under the lease, and shall furnish such additional records as the District Commander deems necessary to adequately reflect the boat and motor sales operations conducted by the Lessee or subsidiary.

3. USE AND DEVELOPMENT OF PREMISES. The premises may be occupied and used by the Lessee solely for the conduct of business in connection with the recreational development of the premises for the general use of the public as follows:





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         a.      Said business may include the following activities:

                 (1) Furnishing facilities, maintaining or docking privately-owned boats.
                 (2) Servicing, maintaining and caring for privately-owned boats.
                 (3)      Sale of gasoline and oil.
                 (4)      Sale of boat accessories.
                 (5)      Transportation of passengers by boat for hire.
                 (6)      Hiring boats (with or without motors).
                 (7) Sale of food, refreshments, fishing tackle, bait and other supplies.
                 (8) Vacation cabins and motel accommodations for transient use only.
                 (9) Recreational facilities - swimming pool, tennis and badminton courts, etc.*
                 (10) Furnishing of services, utilities, and special facilities for short-term camping and transient trailer parking.
                 (11)     Guide service.*

         *At the option of the Lessee.

         b. The Lessee shall provide the facilities in accordance with the Development Plan (Facility Requirements), designated Exhibit "C" attached hereto and made a part hereof.

         c. The Lessee shall commence the development of the premises within six (6) months after the date of delivery of this lease to the Lessee, and shall have the facilities and services enumerated on Exhibit "C" available to the general public within the periods of time stated on said Exhibit "C." The Lessee shall, upon completion of all proposed development covered in this lease, submit to the District Commander a complete "as built" site plan and "as built" construction plan for all facilities.

         d. The District Commander may agree in writing to an extension of time for providing the facilities and services designated in Exhibit "C" or may waive the providing thereof for other than those specified for the first lease year as designated in Exhibit "C" whenever, in his opinion, the public demand does not reach the anticipated level at the time stated, or when a delay in providing the facilities and services is beyond the control of the Lessee.

         e. The Lessee may provide additional facilities and services at any time after obtaining the written approval of the District Commander.

         f. Upon completion of said facilities, documentation of the costs to the satisfaction of the District Commander shall be furnished to him for adjustment of the GFA and fixed minimum rental as provided above.





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
4. STRUCTURES AND EQUIPMENT. The Lessee shall have the right, during the term of the lease, to erect such structures and to provide such equipment upon the premises as may be necessary to furnish the facilities and services authorized under Condition 3 of this lease, which structures and equipment shall be and remain the property of the Lessee, except as otherwise provided in Condition No. 21 below, and may be removed therefrom by the Lessee as provided in Condition No. 21. Provided however, that no structure may be erected or altered upon the premises unless and until the design and proposed location or alteration thereof shall have been approved in writing by the District Commander.

5. INSURANCE. At the commencement of this lease, the Lessee will obtain from a reputable insurance company, and carry liability or indemnity insurance providing for minimum limits of $500,000 per person in any one claim, and aggregate limit of $1,000,000 for any number of periods or claims arising from any one incident with respect to bodily injuries or death resulting therefrom, and $100,000 for damage to property suffered or alleged to have been suffered by any person or persons resulting from the operations of the Lessee under the terms of this lease.

6. TRANSFERS, ASSIGNMENTS, SUBLEASES. The Lessee shall neither transfer nor assign this lease nor sublet the premises or any part thereof, nor grant any interest, privilege, or license whatsoever in connection with this lease, nor shall this lease be assignable or transferable by process or operation of law including, but not limited to, insolvency proceedings, bankruptcy, or intestacy, or in any other manner without permission in writing from the District Commander. Should the Lessee be a corporation, said corporation shall keep the District Commander informed of the current officers of the corporation, as well as any changes in the major stockholders, and changes to cost of GFA resulting from such transactions, which costs will be used in rental computations. The provisions of any subleases shall be subject to prior written approval of the District Commander. The Government reserves the right to immediately terminate any lease which is transferred or assigned or sublet in whole or in part without prior written approval of the District Commander, and the Lessee forfeits any claim against the Government for such action.

7. SUBJECT TO EASEMENTS. This lease is subject to all existing easements, and easements subsequently granted, for roadways and utilities located or to be located on the premises.

8. SUPERVISION OF DISTRICT COMMANDER. The use and occupation of the premises shall be subject to the general supervision and approval of the District Commander or his authorized representative and to such rules and regulations as may be prescribed from time to time.

9. RATES AND PRICES. The rates and prices charged by the Lessee or its grantees for accommodation, food (except packaged goods), and services furnished or sold to the public shall be reasonable and comparable to rates charged for similar goods and services by others in the community and on the lake. The Government shall have the right to review





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such rates and prices and require an increase or reduction where it finds the objection of this paragraph has been violated. The Lessee shall keep a schedule of such rates and prices posted at all times in an appropriate and conspicuous place on the premises. The District Commander may request submission of rates and prices on an as requested basis.

10. ACCOUNTS AND RECORDS. The Lessee shall maintain complete and accurate records of all receipts and disbursements and such additional records as the District Commander deems necessary to adequately reflect the operations conducted on the premises. The Lessee shall furnish to the District Commander, on or before 15 April following each operating or calendar year, certified true copies of his balance sheet, profit and loss statement, and a statement of the total compensation (salaries, wages, bonuses, and dividends) paid from the operations authorized by this lease. All accounts and records of the Lessee involving the operations conducted on the premises will be subject to inspection and audit at any convenient time by the District Commander or his duly authorized representatives.

11. PROTECTION OF PROPERTY. The Lessee shall be responsible for any damage that may be caused to Government property by the activities of the Lessee under this lease, and shall exercise due diligence in the protection of all improvements, timber, and property of the United States which may be located on the premises, against fire or damage from any and all other causes.

12. RIGHT TO ENTER. The right it hereby reserved to the United States, its officers, agents, and employees, to enter upon the premises at any time and for any purpose in connection with Government work, including the following: health and safety inspections; to remove therefrom timber or other material, except property of the Lessee: to flood premises, to manipulate the level of the lake or pool in any manner whatsoever; and/or to make any other use thereof as may be necessary in connection with project purposes; and the Lessee shall have no claim for damages on account thereof against the United States or any officer, agent, or employee thereof.

13. MAINTENANCE. The Lessee shall keep the premises in good order and in a clean, sanitary, and safe condition, and shall at all times maintain all structures and equipment in a condition satisfactory to said District Commander.

14. HEALTH AND SAFETY. In addition to the rights of revocation previously stated, the District Commander or his representative upon discovery will notify the Lessee of any health or hazardous conditions within the area covered by the lease which present an immediate threat to health and/or danger to life or property. If the condition is not corrected within the time specified by the District Commander, the District Commander will have the option to (1) correct the health or hazardous conditions and collect the cost of repairs from the Lessee, or (2) suspend the Lessee's use of the premises or the Lessee's operation where the health or hazardous condition exists until such condition is corrected. The Lessee will be obligated to pay rental, notwithstanding any interruption or suspension of his activities, as





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may be required under (1) and (2) above.  The Lessee shall have no claim for damages against the United States, or any officer, agent, or employee thereof on account of action taken pursuant to this condition. The Lessee shall:

         a. Rent watercraft with a minimum of ten cubic feet of displacement space per passenger; marked with passenger capacity; with capability to remain afloat with capacity load when overturned or swamped; with additional oars and paddles in case of accident or failure of ordinary propelling force; with rescue equipment and a United States Coast Guard-approved life preserver for each passenger. The Lessee shall comply with the provisions of State boating laws and the Federal Boat Safety Act of 1971 (P.L. 92-75), as amended (46 U.S.C. 1451 et seq.) with regard to rentals of boats and motors.

         b. Install fire safety equipment as required by the District Commander. This equipment shall be in readiness at all times for immediate use and shall be tested in accordance with applicable laws, rules and regulations.

         c. Fully comply with Nashville District Safety Directive, ORNR 405-2-4, dated 15 May 1982, as may be amended.

15. LIGHTS AND SIGNALS. If the display of lights and signals on any work hereby authorized is not otherwise provided for by law, such lights and signals as may be prescribed by the Coast Guard or by the District Commander shall be installed and maintained by and at the expense of the Lessee.

16. PUBLIC USE. No attempt shall be made by the Lessee to forbid the full and free use by the public of the water areas of the project.

17. HUNTING AND TRAPPING. The Lessee shall not hunt or trap or allow hunting or trapping on the premises.

18. PROHIBITED USES. The Lessee shall not permit gambling on the premises, or install or operate, or permit to be installed or operated thereon, any device which, in the opinion of the District Commander is contrary to good morals or is otherwise objectionable; use the premises, or permit them to be used for any illegal or immoral business or purpose; there shall not be carried on or permitted upon the premises any activity which would constitute a nuisance. The Lessee shall not sell, store, or dispense, or permit the sale, storage, or dispensing of beer or other intoxicating liquors on the premises without prior written approval of the District Commander.





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19.      TIMBER.  The Lessee shall cut no timber, conduct no mining operations, remove no sand, gravel, or kindred substances from the ground, commit no waste of any kind, nor in any manner substantially change the contour or condition of the premises, except as may be authorized under and pursuant to Condition 4 hereof; but the Lessee may salvage such fallen or dead timber as may be required for use as firewood.

20. NAVIGATION. There shall be no unreasonable interference with navigation by the exercise of the privileges hereby granted.

21. RESTORATION. On or before the date of expiration of this lease or its termination by the Lessee, the Lessee shall vacate the premises, remove the property of the Lessee therefrom, and restore the premises to a condition satisfactory to the District Commander. If, however, this lease is revoked, the Lessee shall vacate the premises, remove said property therefrom, and restore the premises to the condition aforesaid within such time as the District Commander may designate. In either event, if the Lessee shall fail or neglect to remove said property and so restore the premises, then, at the option of the Secretary of the Army, said property shall either become the property of the United States without compensation therefor, or the Secretary of the Army may cause it to be removed and the premises to be restored at the expense of the Lessee, and no claim for damages against the United States or its officers or agents shall be created by or made on account of such removal and restoration work.

22. APPLICABLE LAWS AND REGULATIONS. The Lessee shall comply with all Federal laws and regulations and with all applicable laws, ordinances, and regulations of the state, county, and municipality wherein the premises are located, with regard to construction, health, safety, food-service, water supply, sanitation, licenses or permits to do business and all other matters. The Lessee shall not discharge waste or effluent from the property in such a manner that the discharge will contaminate streams or other bodies of water, or otherwise become a public nuisance.

23. TAXES. Any and all taxes imposed by the State or its political subdivisions, upon the property or business of the Lessee on the premises shall be paid promptly by the Lessee.

24. WATER POLLUTION. The Lessee shall comply with any regulations, conditions or instructions affecting the activity hereby authorized if and when issued by the Environmental Protection Agency and/or a state, interstate or local governmental water pollution control agency having jurisdiction to abate or prevent water pollution. Such regulations, conditions, or instructions in effect or prescribed by the Environmental Protection Agency, state, interstate or local governmental agency are hereby made a condition of this lease. All sanitation facilities on boats moored at the concession, including rental boats, shall be in accordance with Federal, state, and local laws and regulations.

25. PRESERVATION. The Lessee shall not remove or disturb, or cause or permit to be removed or disturbed, any historical, archeological, architectural or other cultural artifacts, relics, vestiges, remains or objects of antiquity. In the event such items are discovered on





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the premises, the Lessee shall immediately notify the District Commander,
Nashville District, and the Kentucky Heritage Commission, State Historical Preservation Officer, 104 Ridge Street, Frankfort, Kentucky 40601, and the site and material shall be protected by the Lessee from further disturbance until a professional examination of them can be made, or until clearance to proceed is authorized by the District Commander.

26. INDEMNITY. The United States shall not be responsible for damages to property or injuries to persons which may arise from or be incident to the exercise of the privileges herein granted, or for damages to the property of the Lessee, or for damages to the property or injuries to the person of the Lessee's officers, agents, servants, or employees or others who may be on the premises at their invitation or the invitation of any one of them, arising from or incident to any governmental activities on the premises, and the Lessee shall hold the United States harmless from any and all such claims.

27. NON-DISCRIMINATION. The Lessee shall not discriminate against any person or persons because of race, color, age, sex, handicap, or national origin in the conduct of operations on the leased premises.

28. OFFICIALS NOT TO BENEFIT. No Member of or Delegate to Congress or Resident Commissioner shall be admitted to any share or part of this lease or to any benefits to arise therefrom. Nothing, however, herein contained shall be construed to extend to any incorporated company if the lease be for the general benefit of such corporation or company.

29. COVENANT AGAINST CONTINGENT FEES. The Lessee warrants that no person or selling agency has been employed or retained to solicit or secure this lease upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Lessee for the purpose of securing business. For breach or violation of this warranty, the Government shall have the right to annul this lease without liability, or, in its discretion, to require the Lessee to pay, in addition to the lease rental or consideration, the full amount of such commission, percentage, brokerage, or contingent fee.

30. SEVERAL LESSEES. If more than one Lessee is named in this lease, the obligations of said Lessees herein contained shall be joint and several obligations.

31.      DISPUTES CLAUSE.

         a. Except as otherwise provided in this lease, any dispute concerning a question of fact arising under this lease, which is not disposed of by agreement, shall be decided by the District Commander, who shall reduce his decision to writing and mail or otherwise furnish a copy thereof to the Lessee. The decision of the District Commander shall be final and conclusive unless, within thirty (30) days from the date of receipt of such copy, the Lessee mails or otherwise furnishes to the District Commander a written appeal addressed to the Secretary of the Army. The decision of the Secretary or his duly authorized





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
representative for the determination of such appeals shall be final and conclusive unless determined by a court of competent jurisdiction to have been fraudulent, or capricious, or arbitrary, or so grossly erroneous as necessarily to imply bad faith, or not supported by substantial evidence. In connection with any appeal proceeding under this condition, the Lessee shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. Pending final decision of a dispute hereunder, the Lessee shall proceed diligently with the performance of the contract and in accordance with the District Commander's decision.

         b. This Condition does not preclude consideration of law questions in connection with decisions provided for in paragraph a. above: provided, that nothing in this Condition shall be construed as making final the decision of any administrative official, representative, or board on a question of law.

32. NOTICES. All notices to be given pursuant to this lease shall be addressed, if to the Lessee, to

                          Mr. Frank Barker, Secretary
                          Jamestown Resort and Marina, LTD.
                          Lexington Financial Center
                          Suite 3000
                          Lexington, Kentucky 40507

and if to the Government, to the District Commander, Nashville District, Corps of Engineers, PO Box 1070, Nashville, TN 37202-1070, or as may from time to time otherwise be directed by the parties. Notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper, addressed as aforesaid, and deposited postage prepaid (or, if mailed by the Government, deposited under its franking privilege) in a post office or branch post office regularly maintained by the United States Government.

33. SUCCESSION OF LEASE. This lease supersedes and is in lieu of Lease No. DACW62-1-72-221, dated 28 March 1972, having a term beginning 1 January 1972 and ending 31 December 1996.


         IN WITNESS WHEREOF I have hereunto set my hand by authority of the Secretary of the Army this 1st day of February 1988.




                                           /s/ Charles B. Hooper
                                           -----------------------------------
                                           CHARLES B. HOOPER
                                           Chief, Real Estate Division





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
THIS LEASE is also executed by the Lessee this 27th day of January, 1988.






                                           JAMESTOWN RESORT AND MARINA, LTD.
                                   BY:     JAMESTOWN RESORT AND MARINA,
                                           INC., GENERAL PARTNER


                                   /s/ Dudley Webb
                                   --------------------------------------------
                                   CHAIRMAN - ASSIGNEE



I, Glenn A. Hoskins, certify that I am the Secretary of Jamestown Resort and Marina, Inc. that Dudley Webb, who executed this assignment on behalf of said corporation was then chairman of same; that this instrument was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.



                                   /s/ Glenn A. Hoskins
                                   --------------------------------------------
                                          - SECRETARY

Graduated Rent System

                             INSTRUCTIONS TO LESSEE

Fill out Concession Name, period covered by the computation form and the correct amount of Gross Fixed Assets (G.F.A.).

In Column (1) insert the amounts, divide as between Sales and Rents and Services. Convert these amounts to percentage of the total and insert in Column (2).

Multiply Column (3) by Column (2) and enter the products in Column (4) without decimals. Show a total for the Column at the bottom. Point off two places. Round off this figure (Composite Break-Even Point) to the nearest whole percent, dropping any amount less than 0.5 percent, and enter on line 1 under Rate.

Multiply Column (5) by Column (2) and enter the products in Column (6) without decimals. Show a total for the column at the bottom. Point off four places. Round off this figure (Composite Base Rate) to the nearest hundredth of a percent and enter on line 2 under Rate.

Enter 50% of line 2 rate on line 3 under Rate and enter 150% of line 2 rate on line 4 under Rate.

Multiply Gross Fixed Assets by the percentage on line 1, Composite Break-Even Point. If the product is greater than Total Income enter Total Income on line 3 under Income. If less than Income enter the product on line 3 under Income.

Subtract the entry just made on line 3 from Total Income. If the difference is equal to line 3 entry or less, post the difference directly below on line 4.
If grater than the line 3 entry duplicate the line 3 entry on line 4 and post any Balance of Income to line 5.

If an entry is made under Income on line 5, multiply Column (7) by Column (2) and enter the product in Column (8) without decimals. Show a total for the column at the bottom. Point off four places. Round off this figure (Composite Balance of Sales Rate) to the nearest hundredth of a percent and enter on line 5 under Rate.

Multiply line 3 Income by line 3 Rate and post the product to line 3, Rent. Follow the same procedure for lines 4 and 5 as appropriate.

Add all items of Rent on line 6. Divide the Total by Total Income and show the percentage of Total Income on line 6.

Enter Rent Paid to Date on line 7 including Fixed Minimum Rental and any Percentage Rental.

Enter Balance on line 8.
                                                            EXHIBIT "B" TO LEASE

                                DEVELOPMENT PLAN

                                  EXHIBIT "C"

1. Continued maintenance and operation of the following existing facilities:

         ITEM                                                                VALUE
         ----                                                                -----
         Manager's Residence                                               $50,000.00
         Assistant Manager's Residence                                      30,000.00
         17 Cottages                                                       275,000.00
         Swimming Pool                                                      10,000.00
         Restaurant                                                         50,000.00
         54 Houseboat Slips                                                172,800.00
         3 Rental Pontoon Boats                                              9,000.00
         19 Rental Fishing Boats                                            22,800.00
         5 - 15 hp Rental Motors                                             6,000.00
         Public Restrooms & Related Facilities                              15,000.00
         Shop Building (48'x80')                                            75,000.00

         Miscellaneous Equipment, Furnishings
         and Related Facilities                                            574,400.00
                                                                           ----------

                                              TOTAL                     $1,290,000.00

2. Facilities and services to be provided during the first year of the lease:

         ITEM                                                          PROJECTED COST
         ----                                                          --------------
         Remove Some Existing Facilities
         380 Additional Boat Slips
          of varied sizes                                               $2,365,000.00
         Service Dock                                                      727,000.00
         Parking Lot                                                       330,500.00
         25 Rental Houseboats                                            1,000,000.00
                                                                         ------------

                                                                        $4,422,500.00

3.       Beyond first year development:

         ITEM                                                          PROJECTED COST
         ----                                                          --------------
         RV Park                                                        $  126,150.00
         Camping Area                                                      224,875.00
         Island Parking & Causeway
          (subject to obtaining permit)                                  2,007,650.00
                                                                         ------------

                                              TOTAL                     $2,358,675.00

4. Additional overnight accommodations if demand justifies, no projected cost. Total Existing Facilities, First-Year Development and Beyond = $8,071,175.

============================================================================================================
  Corps of Engineers                      Concession Name                      District
                                                                               -----------------------------
  Graduated Rent System                                                        Location
  Rent Computation Form
------------------------------------------------------------------------------------------------------------
  Period                                  Gross Fixed Assets (G F A)
  1 April 1969 - 31 March 1970                    $100,000
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
  Classification of Income              Break-even point           Base Rate       Balance of Income Rate
                                       (Percent of G F A)
------------------------------------------------------------------------------------------------------------
                Amounts       %           %                      %                     %
------------------------------------------------------------------------------------------------------------
                  (1)        (2)         (3)          (4)       (5)       (6)         (7)          (8)
------------------------------------------------------------------------------------------------------------
  Sales       $ 72,000        60         70          .4200      1.50       .90        3.00         1.80
------------------------------------------------------------------------------------------------------------
  Rents &       48,000        40         30          .1200      4.50      1.80        7.00         2.80
  Services
------------------------------------------------------------------------------------------------------------
  Total       $120,000       100                     .5400                2.70                     4.60
------------------------------------------------------------------------------------------------------------
  #                   Item                    Rate %              Income                   Rent
------------------------------------------------------------------------------------------------------------
  1      Composite Break-even point             54
                                            (of G F A)
------------------------------------------------------------------------------------------------------------
  2      Composite Base Rent                    2.7
------------------------------------------------------------------------------------------------------------
  3                       Income below          1.4               $54,000                         $756
         Rent Computations Break-even
                          Point
------------------------------------------------------------------------------------------------------------
  4                       Income from           4.1               54,000                         2,214
                          Break-even to
                          twice break-
                          even
------------------------------------------------------------------------------------------------------------
  5                       Balance of            4.6               12,000                           552
                          Income
------------------------------------------------------------------------------------------------------------
  6      Total Rent Due                   % of total income         2.9                         $3,522
------------------------------------------------------------------------------------------------------------
  7      Rent paid to Date (Fixed Minimum Rental, plus
                                  percentage rental)
------------------------------------------------------------------------------------------------------------
  8      Balance Due                                                                          $
============================================================================================================

EXHIBIT "B"
TO LEASE
                               SAMPLE RENTAL FORM

                             DEPARTMENT OF THE ARMY
                               Corps of Engineers
                               Nashville District




                                           Lease No. DACW62-1-88-83
                                           Project:      Wolf Creek Dam and
                                                         Lake Cumberland


                          FIRST SUPPLEMENTAL AGREEMENT


THIS SUPPLEMENTAL AGREEMENT, made and entered into by and between the Secretary of the Army, of the first part, and Jamestown Resort and Marina, LTD, the second part,


                              W I T N E S S E T H


WHEREAS, by Lease No. DACW62-1-88-83, dated 1 February 1988, the party of the first part leased to the party of the second part approximately 287.45 acres, more or less, for commercial concession purposes; and,

WHEREAS, the party of the first part has requested a modification of the rental payment procedures as specified by Condition 2d of the subject lease; and,

WHEREAS, it is to the mutual advantage of the parties hereto that this modification be approved;

NOW, THEREFORE, for and in consideration of the above premises and for other good and valuable considerations, said lease is amended in the following respect but in no others:

The lease is amended by changing the semiannual rental payment dates from 1 April and 1 October of each year to 1 January and 1 July of each year.

It is mutually understood and agreed between the parties hereto that all other terms and conditions of said Lease No. DACW62-1-88-83 shall be and remain the same.

IN WITNESS WHEREOF, I have hereunto set my hand by authority of the Secretary of the Army this 29th day of March, 1988.



                                           /s/ Charles B. Hooper
                                           -------------------------------------
                                           CHARLES B. HOOPER
                                           Chief, Real Estate Division


THIS LEASE is also executed by the lessee this 7th day of March, 1988.




                                   BY:     JAMESTOWN RESORT AND MARINA, LTD
                                           JAMESTOWN RESORT AND MARINA, INC.,
                                           GENERAL PARTNER


                                           /s/ R. Dudley Webb
                                           -------------------------------------
                                           Chairman



I Glenn A. Hoskins, certify that I am the Secretary of Jamestown Resort and Marina, Inc.; that R. Dudley Webb, who executed this assignment on behalf of said corporation was then Chairman of same; that this instrument was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.



                                           /s/ Glenn A. Hoskins
                                           -------------------------------------
                                           GLENN A. HOSKINS            Secretary

                             DEPARTMENT OF THE ARMY
                               NASHVILLE DISTRICT
                               CORPS OF ENGINEERS


                                           Lease No. DACW62-1-88-83
                                           Project:      Wolf Creek Dam and
                                                         Lake Cumberland



                         SECOND SUPPLEMENTAL AGREEMENT



       THIS SUPPLEMENT AGREEMENT, made and entered into between the Secretary of the Army, of the first part, and Jamestown Resort and Marina, LTD, of the second part,


                              W I T N E S S E T H


       WHEREAS, by Lease No. DACW62-1-88-83, dated 1 February 1988, the party of the first part leased to the party of the second part approximately 287.45 acres, more or less, for commercial concession purposes, for a term of 25 years; and

       WHEREAS, the party of the second part has requested that a lease term renewal clause be added allowing for a 25-year extension, assuming the party of the second part is in satisfactory compliance with all lease conditions; and

       WHEREAS, it is to the mutual advantage of the parties hereto that the term renewal condition be added to said lease:

       NOW THEREFORE, for and in consideration of the above premises and for good and valuable considerations, said lease is amended in the following respects, but in no others:

       It is understood that said lease, upon expiration, shall be renewable for an additional 25-year term without interruption. Said renewal, however, shall be subject to the satisfactory compliance with all lease conditions during its original term and subject to approval by the Government.

IN WITNESS WHEREOF I have hereunto set my hand by authority of the Secretary of the Army this 8th day of August, 1988.



                                                  /s/ D. Ray
                                                  ------------------------
                                                  For CHARLES B. HOOPER
                                                  Chief, Real Estate Division


THIS LEASE is also executed by the lessee this 5th day of August 1988.



                            BY:    JAMESTOWN RESORT AND MARINA, LTD
                                   JAMESTOWN RESORT AND MARINA, INC.,
                                   GENERAL PARTNER


                                   /s/ R. Dudley Webb
                                   ------------------------------------
                                   Chairman


I, Glenn A. Hoskins, certify that I am the Secretary of Jamestown Resort and Marina, Inc.; that R. Dudley Webb, who executed this assignment on behalf of said corporation was then Chairman of same; that this instrument was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.



                                   /s/ Glenn A. Hoskins
                                   -------------------------------------
                                   GLENN A. HOSKINS             - Secretary


STATE OF KENTUCKY    )
                     ) SCT
COUNTY OF RUSSELL    )

       I, Terry L. Stephens, Clerk of the Russell County Court, do hereby certify that the foregoing supplemental Agreement was produced to me and lodged for record in my said office on the 9th day of December, 1988 at 3:02 p.m.; whereupon, I have recorded the same, the foregoing, and this certificate in Deed Book 115, Page 207. Given under my hand this 9th day of December, 1988.

                                           TERRY L. STEPHENS, CLERK:


                                           BY: Jodie ________________, D.C.

       It was noted during the on-site inspection that a majority of the items required within the first year development plan were under construction. A more thorough review of items required within the first year will be conducted on the next scheduled inspection in August of 1988 approximately eight months within the first year of the lease.

4. Condition 5 states that at the commencement of this lease, the lessee will obtain from a reputable insurance company and carry liability or indemnity insurance providing for minimum limits of $500,000 per person in any one claim, and aggregate limit of $1,000,000 for any number of periods on claims arising from any one incident with respect to bodily injuries or death resulting therefrom, and $100,000 for damage to property suffered or alleged to have been suffered by any person or persons resulting from the operations of the lessee under the terms of this lease. The present certificate on file has an expiration date of 3-2-88. Please contact your insurance agent and have a certificate of insurance with minimum limits of coverage forwarded to this office.

5. Condition 10 states, in part, that the lessee shall maintain complete and accurate records of all receipts and disbursements and such additional records as the District Commander deems necessary to adequately reflect the operations conducted on the premises. The lessee shall furnish to the District Commander on or before 15 April following each operating or calendar year, certified copies of his balance sheet, profit and loss statement, and a statement of the total compensation (salaries, wages, bonuses, and dividends) paid from the operations authorized by this lease. A financial statement from the period 1-1-87 through 11-3-87 is due from the former lessee, the present owners are required to submit a statement for the period 11-14-87 through 12-31-87.

6. Construction has also begun on the car and trailer parking and the cabin/office building.

7. The inspection was conducted with Wallace Halcomb, Park Ranger, Lake Cumberland Resource Manager's office.

8.     The weather on the day of the inspection was sunny and mild.

*No unauthorized use of Government property was observed


                                           DISK NO. 10A (CUMB-20)

                             DEPARTMENT OF THE ARMY
                               CORPS OF ENGINEERS
                               NASHVILLE DISTRICT



                                                  Lease No DACW62-1-0083
                                                  Wolf Creek and Lake Cumberland



                         SECOND SUPPLEMENTAL AGREEMENT


THIS SUPPLEMENTAL AGREEMENT, made and entered into by and between the Secretary of the Army of the first part, and Jamestown Resort and Marina, LTD, the second part.

       WHEREAS, by Lease No. DACW62-1-0083, dated 27 January, 1988, made and entered into by the Secretary of the Army of the first part, and Jamestown Resort and Marina, LTD, the second part, permission to use approximately 296.60 acres of land and water within the Wolf Creek and Lake Cumberland Project Area for commercial concession purposes; and

       WHEREAS, by First Supplement Agreement, dated 7 March, 1988, the party of the first part modified the rental procedures as specified in Condition 2d of the subject lease; and

       WHEREAS, the party of the second part has requested that an additional
3.21 acres of land and water area be added to said lease area for commercial concession purposes;

       WHEREAS, the party of the first part has been directed to modify Condition 9 of the subject lease to include a condition on fees charged at commercial concessions;

       WHEREAS, it has been administratively determined that the additional acreage and lease modification is to be mutually beneficial to the parties hereto, and in the public interest, and will not interfere with the primary purpose of the project;

       NOW THEREFORE, for and in consideration of the above premises and for other good and valuable considerations, Lease No. DACW62-1-88-0083, is amended, effective as of the date of execution of this Second Supplemental Agreement, in the following particular but no others;

       1. A Preliminary Assessment Screening (PAS) documenting the known history of the additional land and water areas with regard to the storage, release or disposal of hazardous substances thereon, is attached hereto and made a part hereof as Exhibit "B-1". Upon expiration, revocation or termination of this easement, another PAS shall be prepared which will document the environmental condition of the property at that time.

       A comparison of the two assessments will assist the said officer in determining any environmental restoration requirements. Any such requirements will be completed by the lessee in accordance with Condition 18 on Restoration.

       2. Designation of the Exhibit on page 1, line 9 of the granting clause is amended by deleting from the words Exhibit "A" and substituting in lieu thereof the following, "as shown on Exhibit "A-1", containing approximately 299.81 acres of land and water" before the words "attached hereto".

       3. Condition 9 of the lease is amended by adding the following paragraph after the word "basis". "Fees may be charged by the lessee for the entrance to or use of the premises of any facilities, however, no user fees may be charged by the lessee or its subleases for use of facilities developed in whole or part with Federal funds if prohibited by 16 U.S.C. 460d-3, as amended."

       It is understood and agreed that all other terms and conditions of Lease No. DACW62-1-88-0083 as supplemented, shall be and remain the same.

       This Supplemental Agreement is not subject to Title 10, United States Code, Section 2662.

       IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______________, 1994, by direction of the Secretary of the Army.




                                                  ----------------------------
                                                  WENDELL W. WILKINSON
                                                  Chief, Real Estate Division

THIS AGREEMENT is also executed by the lease this ____ day of __________________, 1994.




                                   BY:     JAMESTOWN RESORT AND MARINA, LTD
                                           JAMESTOWN RESORT AND MARINA, INC.,
                                           GENERAL PARTNER



                                           /s/ R. Dudley Webb, Chmn.
                                           ----------------------------------
                                           Chairman



I, Frank Barker, certify that I am the Assistant Secretary of Jamestown Resort and Marina, Inc., and R. Dudley Webb, who executed this assignment on behalf of said corporation was then Chairman of same; that this instrument was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

=============================================================================================================================
 REPORT OF COMPLIANCE INSPECTION OF ARMY AND AIR FORCE PROPERTY OCCUPIED UNDER
                       LEASE, LICENSE, EASEMENT OR PERMIT
                          (ER 405-1-11 and EP 405-1-2)

-----------------------------------------------------------------------------------------------------------------------------
  PROJECT LOCATION                                                        DATE OF INSPECTION


  Lake Cumberland                                                         22 March 1988
-----------------------------------------------------------------------------------------------------------------------------
  PROPERTY NAME OR DESCRIPTION

  Jamestown Resort and Marina, LTD

-----------------------------------------------------------------------------------------------------------------------------
  NAME OF LESSEE, LICENSE, USER OR PERMITTEE

  Jamestown Resort and Marina, LTD (Mr. Dudley Webb, Chairman)
-----------------------------------------------------------------------------------------------------------------------------
                               INSTRUMENT                                 INTEREST OR RIGHT GRANTED
-----------------------------------------------------------------         Commercial Consession

-----------------------------------------------------------------
  TYPE          [x]  LEASE            [ ]  EASEMENT
                [ ]  LICENSE          [ ]  PERMIT
-----------------------------------------------------------------
  NUMBER
  DACW62-1-88-83
-----------------------------------------------------------------
  EFFECTIVE DATE                   EXPIRATION DATE
  1-1-1988                         12-31-2012
-----------------------------------------------------------------------------------------------------------------------------
  ANNUAL RENTAL                                                           COMPLIANCE WITH TERMS OF ASSIGNMENT
  4,000 + GRS                                                             [x]   SATISFACTORY   [ ] UNSATISFACTORY
-----------------------------------------------------------------------------------------------------------------------------
  RECOMMENDATIONS AND REMARKS

  1.  Condition 2c of this lease states, in part, that payment of rental be on as current a basis as possible.  Reports of income will be quarterly (cumulative on an annual basis).  Rental will be calculated and payment made by the 10th day of the month following the reporting period.  Rental reports of income are current.

  2.  Condition 2d of this lease states, in part, that the lessee shall pay $4,000 as a fixed minimum rental which shall be payable semi-annually on or before 1 January and 1 July of each year.  The semi-annual rental is current.

  3.  Condition 3c states, in part, that the lessee shall commence the development of the premises within six months after the date of delivery of this lease to the lessee, and shall have the facilities and services enumerated on Exhibit "C"
  available to the general public within the periods of time stated on said Exhibit "C".

  Facilities and services to be provided during the first year of the lease (1 Jan 88 through 31 Dec 88):

                Items

         Remove some existing facilities
         380 additional boat slips of varied sizes
         Service dock
         Parking Lot
         25 rental houseboats


-----------------------------------------------------------------------------------------------------------------------------
  SIGNATURE OF INSPECTOR
  JOE R. PENDERGRAST    /s/ Joe R. Pendergrast
-----------------------------------------------------------------------------------------------------------------------------
  DISTRICT                                                                REPORT APPROVED (Signature of Chief Real Estate
                                                                          Division)

                                                                          /s/ Charles B. Hooper
  NASHVILLE                                                               CHARLES B. HOOPER
=============================================================================================================================


ENG FORM 3131  1 JUN 60                                   DISK NO. 10A (CUMB-20)

                           ARTICLES OF INCORPORATION

                                       OF

                         SONOMA QUICKSILVER MINES, INC.

                                  * * * * * *


       KNOW ALL MEN BY THESE PRESENTS;

       That the undersigned do hereby associate themselves into a corporation under and by virtue of an Act of the Legislature of the State of Nevada, entitled "An Act Providing a General Corporation Law", approved March 21, 1925, and all acts amendatory thereof and/or additional thereto, and do hereby certify and adopt the following Articles of Incorporation.

                                   ARTICLE I.

       The name of the corporation is:

                         SONOMA QUICKSILVER MINES, INC.

                                  ARTICLE II.

       The location of the principal office of the company in the State of Nevada is Room 211, No. 206 North Virginia Street, Reno, Nevada. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada, as may from time to time be determined by the Board of Directors.

                                  ARTICLE III.

       The purposes for which said corporation be formed are:

              (a) To carry on the business of mining, milling, concentrating, converting, smelting, preparing for market, manufacturing, buying, selling, exchanging and otherwise producing and dealing in gold, silver, copper, lead, zinc, brass, iron, steel, quicksilver, tungsten and all kinds of ores, metals and minerals, and the products and by-products thereof of every kind and description and by whatsoever process the same can or may hereafter be produced, and generally and without limit as to amount, to buy, sell, exchange, lease, acquire and deal in lands, mines and mineral rights and claims, and to conduct all business appertaining thereto; to locate, purchase, lease or otherwise acquire, mining rights, timber rights, oil and gas rights, mines, buildings, dwellings, reduction plants and/or smelters, machinery, tools and other properties whatsoever which this corporation may from time to time find to be for its advantage and purposes; to mine and market any mineral or other product that may be found in or on such lands, and to explore, work, exercise, develop or turn to account the same; to construct and operate railways and tramways for mining and moving said ores and the products thereof, to build and lease houses for the use of miners and others, including the purchase and sale of same;

              (b) To subscribe for or cause to be subscribed for, to purchase or otherwise acquire; to undertake and/or assume; to guarantee, hold, own, control and/or manage; to sell, assign, transfer, exchange and/or otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, collateral, obligations, evidence of indebtedness, notes, good will, rights, assets and property of any and every kind or description, or any part thereof, of any other person or persons, firm or firms, government or governments, corporation or corporations, association or associations, and also shares, rights, units or interest in or in respect of any trust estate now or hereafter existing, and whether created by or under the laws of the State of Nevada, or any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such firms, corporations, associations, persons and trust estates, or the trustees thereof, or in the name of this corporation, and while the owner, holder, assignee, underwriter or manager thereof, to exercise all the rights, powers and privileges of ownership thereof of every kind and description, including any right to vote thereon, or respecting the same, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do;

              (c) To own, acquire, buy and sell real estate and any interest of any kind whatsoever therein and to carry on a general real estate and construction business in connection therewith;

              (d) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation;

       The enumeration of the foregoing powers shall not in anywise be deemed to be a limitation upon the powers of the corporation, but shall be in furtherance of and in addition to the powers which it is authorized to exercise under "'An Act to Provide a General Corporation Law", approved March 21, 1925, and acts amendatory and supplemental thereto.

                                  ARTICLE IV.

       The total authorized capital stock of the corporation is Twenty Thousand Dollars ($20,000.00), divided into two hundred thousand (200,000) shares of the par value of Ten Cents (10c.) each.

                                   ARTICLE V.

       The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall be non-assessable and shall not be subject to assessment to pay the debts of the corporation.

                                  ARTICLE VI.

       Members of the Governing Board shall be known as "Directors" and the number thereof shall be not less than three nor more than seven, the exact number to be fixed by the By-Laws of the corporation, provided that the number so fixed by the By-Laws may be increased or decreased from time to time.

       The name and addresses of the first Board of Directors are as follows:

            NAME                    ADDRESS
            ----                    -------

            H.D. Tudor              35 Congress Street,
                                    Boston, Massachusetts

            C. Loring               206 N. Virginia St.,
                                    Reno, Nevada

            V. Birks                206 N. Virginia St.,
                                    Reno, Nevada

                                  ARTICLE VII.

       The name and post office addresses of each of the subscribers signing the Article of Incorporation are as follows:

          NAME                          ADDRESS
          ----                          -------

          C. Loring                     206 N. Virginia St.,
                                        Reno, Nevada

          V. Birks                      206 N. Virginia St.,
                                        Reno, Nevada

          P. R. Weber                   206 N. Virginia St.,
                                        Reno, Nevada

                                 ARTICLE VIII.

       A resolution in writing, signed by all the members of the Board of Directors, shall be and constitute action by the said Board of Directors to the effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting, and it shall be the duty of the secretary to record every such resolution in the minute book of the company, under its proper date.

                                  ARTICLE IX.

                This corporation is to have perpetual existence.

                                   ARTICLE X.

       The directors shall have the power to make and alter the By-Laws of the corporation. By-Laws made by the directors under the power so conferred may be altered, amended or repealed by the directors or by the stockholders at any meeting called and held for that purpose.

                                  ARTICLE XI.

       All treasury stock of this corporation may be sold by the Board of Directors of the company at either public or private sale or by offering the same for subscription upon such terms, conditions and at such price as the Board of Directors shall from time to time deem proper, and it shall not be necessary for the Board of Directors to offer to the stockholders of the corporation any new stock of the company, and a stockholder shall not have the right to purchase his pro rata share of any new stock or of treasury stock of the company at the price at which it is offered to others, unless the Board of Directors shall deem such action advisable.

       IN WITNESS WHEREOF, we have hereunto set our hands and seals, and executed these presents, this 10th day of June, 1940.



                                           /s/       C. Loring            (SEAL)
                                                  ------------------------
                                           /s/       V. Birks             (SEAL)
                                                  ------------------------
                                           /s/       P. R. Weber          (SEAL)
                                                  ------------------------

STATE OF NEVADA,     )
                     )      SS.
COUNTY OF WASHOE.    )

       On this 10th day of June, 1940, before me the undersigned, Audrey Annetti, a Notary Public in and for the County and State aforesaid, personally appeared C. LORING, V. BIRKS and P. R. WEBER, known to me to be the persons described in and who executed the foregoing Articles of Incorporation, who acknowledged to me that they examined the same freely and voluntarily and for the uses and purposes therein mentioned.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           /s/       Audrey Annetti
                                           -------------------------------

                             DEPARTMENT OF THE ARMY
                               NASHVILLE DISTRICT
                               CORPS OF ENGINEERS


                                          Lease No. DACW61-1-88-83
                                          Project:  Wolf Creek - Lake Cumberland



                          THIRD SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, made between the Secretary of the Army of the first part, and the Jamestown Resort and Marina, LTD, of the second part,


                              W I T N E S S E T H:


WHEREAS, by Lease No. DACW62-1-88-83, dated 1 February, 1988, the party of the first part leased unto the party of the second part, approximately 287.45 acres of land and water areas, more or less, for commercial concession purposes.


WHEREAS, due to the current public demand for expanding facilities, it is to the mutual advantage of the parties hereto that the lease area be increased to allow for additional facilities;

NOW THEREFORE, said lease is amended in the following respects, but in no others:

       The parcel description on page 1 of the basic lease, the survey description in Exhibit "A" are deleted in their entirety and substituted in lieu thereof the following:

       A tract of land containing 296.60 acres of land and water, more or less, situated in Russell County, Kentucky, said tracts of land being portions of the Corps of Engineers, Real Estate Segment Map O, being land acquired in fee by the United States of America for the Wolf Creek - Lake Cumberland Project. Said tracts of land are as more particularly shown on Exhibit "A-1", attached hereto and made a part hereof.

It is mutually understood and agreed by the parties hereto that all other terms and conditions of the lease shall be and remain the same and no oral or other promise of any character made by an individual allegedly speaking for the Government shall be binding under this Supplemental Agreement unless expressly stated herein.

IN WITNESS WHEREOF I have hereunto set my hand by authority of the Secretary of the Army this 10th day of October, 1989.



                                   /s/ Charles B. Hooper
                                   ---------------------------------------------
                                   CHARLES B. HOOPER
                                   Chief, Real Estate Division


THIS AGREEMENT is also executed by the lessee this 28th day of September 1989.

                                   BY:     JAMESTOWN RESORT AND MARINA, LTD
                                           JAMESTOWN RESORT AND MARINA, INC.,
                                           GENERAL PARTNER



                                   /s/ R. Dudley Webb
                                   ---------------------------------------------
                                   CHAIRMAN

I, Glenn A. Hoskins, certify that I am the Secretary of Jamestown Resort and Marina, Inc.; that R. Dudley Webb, who executed this assignment on behalf of said corporation was then Chairman of same; that this instrument was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

                                   /s/ Glenn A. Hoskins
                                   ---------------------------------------------
                                   GLENN A. HOSKINS - Secretary

[NOTE: ATTACHED TO THIS ORIGINAL DOCUMENT WAS THE FOURTH SUPPLEMENTAL AGREEMENT WITH PRELIMINARY ASSESSMENT SCREENING NOTICE OF FINDINGS.

THE FOURTH SUPPLEMENT AGREEMENT AND ATTACHED HAS CREATED IN DOCUMENT NO. 1550734.01]

                             DEPARTMENT OF THE ARMY
                               CORPS OF ENGINEERS
                               NASHVILLE DISTRICT

                                                  Lease No. DACW62-1-88-0083
                                                  Wolf Creek and Lake Cumberland


                         FOURTH SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, made and entered into by and between the Secretary of the Army of the first part, and Jamestown Resort and Marina, LTD, the second part.

       WHEREAS, by Lease No. DACW62-1-88-0083, dated 27 January, 1988, made and entered into by the Secretary of the Army of the first part, and Jamestown Resort and Marina, LTD, the second part, permission to use approximately 296.60 acres of land and water within the Wolf Creek and Lake Cumberland Project Area for commercial concession purposes; and

       WHEREAS, the party of the second part has requested that an additional
3.21 acres of land and water area be added to said lease area for commercial concession purposes;

       WHEREAS, the party of the first part has been directed to modify Condition 9 of the subject lease to include a condition on fees charged at commercial concessions;

       WHEREAS, it has been administratively determined that the additional acreage and lease modification is to be mutually beneficial to the parties hereto, and in the public interest, and will not interfere with the primary purpose of the project;

       NOW, THEREFORE, for and in consideration of the above premises and for other good and valuable considerations, Lease No. DACW62-1-88-0083, is amended, effective as of the date of execution of this Fourth Supplemental Agreement, in the following particular but no others:

       1. A Preliminary Assessment Screening (PAS) documenting the known history of the additional land and water areas with regard to the storage, release or disposal of hazardous substances thereon, is attached hereto and made a part hereof as Exhibit "B-1". Upon expiration, revocation or termination of this lease, another PAS shall be prepared which will document the environmental condition of the property at this time.

       A comparison of the two assessments will assist the said officer in determining any environmental restoration requirements. Any such requirements will be completed by the lessee in accordance with Condition 18 on Restoration.

       2. Designation of the Exhibit on page 1, line 9 of the granting clause is amended by deleting from the words Exhibit "A" and substituting in lieu thereof the following, " as shown on Exhibit "A-1", containing approximately 299.81 acres of land and water" before the words " attached hereto".

       3. Condition 9 of the lease is amended by adding the following paragraph after the word "basis". " Fees may be charged by the lessee for the entrance to or use of the premises or any facilities, however, no user fees may be charged by the lessee or its subleases for use of facilities developed in whole or part with Federal funds if prohibited by 16 U. S. C. 460d-3, as amended."

       It is understood and agreed that all other terms and conditions of Lease No. DACW62-1-88-0083 as supplemented, shall be and remain the same.

       This Supplemental Agreement is not subject to Title 10, United States Code, Section 2662.

       IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of September 1994, by direction of the Secretary of the Army.



                                   /s/ W. W. Wilkinson
                                   ---------------------------------------------
                                   WENDELL W. WILKINSON
                                   Chief, Real Estate Division


THIS AGREEMENT is also executed by the lease this 15th day of September 1994.


                                   /s/ R. Dudley Webb, Chmn.
                                   ---------------------------------------------
                                   BY:     JAMESTOWN RESORT AND MARINA, LTD
                                           JAMESTOWN RESORT AND MARINA, INC.,
                                           GENERAL PARTNER


       I, Frank Barber, certify that I the Asst. Secretary of Jamestown Resort and Marina, Inc., and R. Dudley Webb, who executed this assignment on behalf of said corporation was then Chairman of the same; that this instrument was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

                        PRELIMINARY ASSESSMENT SCREENING

                               NOTICE OF FINDINGS


The information contained in this notice is required under the authority of regulations promulgated under section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act, as amended (CERCLA) 42 U.S.C. 9620(h).

1. REAL PROPERTY TRANSITION: Supplemental Agreement to Lease No. DACW62-1-88-0083, Jamestown Resort and Marina, LTD, encumbering 3.21 acres of land and water, more or less, on the waters of Greasy Creek, a tributary of Cumberland River, Wolf Creek Reservoir, Ohio River Division, County of Russell, State of Kentucky.

2. COMPREHENSIVE RECORDS SEARCH: The Grantor has made a complete search of its records concerning the property subject to this contract. The records search, completed on June 1, 1994, consisting of the tracts indicated on the Supplemental Agreement, Tract Numbers O-1535 and O-1536. The following is a summary of the records searched:

Final Environmental Impact Statement, Wolf Creek Dam, Lake Cumberland, Kentucky, dated March 1976

Forest, Fish, and Wildlife Management Plan, Lake Cumberland, dated August 1977

Master Plan, Wolf Creek Dam, Lake Cumberland Project, Kentucky, dated September 1987

Operational Management Plan, Part II, Lake Cumberland, dated July 1989

Contract No. DACW62-1-88-0083, Jamestown Resort and Marina, LTD, dated January 1, 1988

Review of the records and files in the Operations, Construction, and Readiness Division, Safety and Occupational Health Office, Logistics Management Office, Environmental Resource Branch, and the Real Estate Division including but not limited to area and tract maps, titles, deeds, descriptions, leases, and other historical data.

3. SITE DESCRIPTION: Jamestown Resort and Marina is located approximately 13 miles upstream of the Wolf Creek Dam at the mouth of the Greasy Creek Embayment. It is directly across from the Lake Cumberland State Park Dock. Water service is provided by the City of Jamestown. Sewage is pumped to two state-approved septic systems. The marina provides vessel pump-out facilities without charge to the public with purchase of fuel, or for a fee without fuel purchase. Solid waste is compacted on-site and disposed of through a contract. Used oil is recycled by providing the oil to an oil company at no charge. Any required pest control services





EXHIBIT B-1                             1
are provided under contract. The marina operates four underground storage tanks
(USTs) and one above ground tank (AST).

An on site environmental evaluation was completed by Mr. Gary L. Davis, Park Ranger, Wolf Creek Dam and Lake Cumberland Project on March 31, 1994. The visual topography of the area is described as steep and precipitous. Tract O-1535 includes approximately two-thirds of an island connected by a man-made causeway and some shoreline; the rest inundated by the waters of Lake Cumberland. This tract contains sewer pipelines, gasoline lines, and underwater telephone lines. Fill material was used to create the man-made causeway and boat ramp. Tract O-1536 is inundated by the waters of Lake Cumberland and some shoreline.

4. ON SITE ASSESSMENT: An Environmental Review for Operations (ERGO) was conducted on August 4, 1992 by Kathryn Lachicotte, Realty Specialist, CEORN-RE-M, Maurice Simpson, CEORN-CO-R, Craig Shoe, Assistant Resource Manager, Lake Cumberland, and Mr. Ronnie Keith, Project Environmental Compliance Coordinator for Wolf Creek Dam and Lake Cumberland Project. The existing leased area to Jamestown Resort and Marina, LTD presently includes portions of Tract Numbers O-1535 and O-1536. Concerns which were discussed are as follows:

The marina operates four underground storage tanks (USTs), totalling 30,500 gallon capacity, and one 10,000 gallon above ground tank (AST). The USTs are properly registered with the state of Kentucky. Phase-in requirements will have to be installed prior to the appropriate deadline dates. The manager has access to UST regulations and requirements.

The above ground storage tank is located in an earthen containment area with concrete walls. Spills or leaks from this tank would likely be absorbed into the soil, and migrate down the steep slope to the lake. While the tank meets current State Fire Marshall requirements for containment, it would not meet proposed new federal Environmental Protection Agency requirements for impermeable containment, nor does it meet the intent of various regulations designed to minimize the potential for environmental contamination. Facilities with above-ground storage tanks larger than 660 gallons are required to have a site-specific Spill Control and Countermeasures (SPCC) Plan in accordance with 40 CFR 112. This plan is to outline measures to prevent, contain, and respond to a spill from an AST. Jamestown Resort had not prepared the required SPCC Plan. The marina did not have absorbent booms, pad, or pillows to respond to a spill of petroleum or other hazardous liquids.

       Personnel employed by Jamestown Resort and Marina, LTD lack awareness of environment laws and regulations which resulted in a number concerns. Strong corrosive liquids, such as hydrochloric acid, sulfuric acid, bleach, and phosphoric acid were intermixed with flammable materials and pesticides. Some corrosive materials were stored above eye level, resulting in potential eye hazards to employees removing these chemicals from the shelves. No eyewash facilities were available in most instances to respond to contact with harmful chemicals.





EXHIBIT B-1                             2

       Pesticides and other hazardous chemicals were stored directly adjacent to foods, or food preparation, storage, and eating areas. The marina did not maintain Material Safety Data Sheets (MSDS) for commonly used chemicals. Used oil was stored randomly in unmarked, deteriorated containers, or in containers marked with other contents. Gasoline was stored in a 55-gallon drum marked "Penzoil" at the boat rental shop. Pesticide sprayers were observed without labeling. All containers should be clearly labeled with current contents. Pesticide (Dursban), highly toxic to fish and aquatic life, was stored in overwater storage areas, where spills would fall through cracks in the dock floor directly into the lake. Batteries were scattered in various areas, and were not stored above or within acid proof containers or flooring. Neutralizing agents, such as baking soda, should be kept in a convenient location to neutralize potential spills or leak of battery acid. Compressed gas cylinders
(C02) were stored unsecured in a main entryway. All gas cylinders should be chained or otherwise secured in an upright position, away from flammable materials, and away from doorways or main walkways.

       Potentially hazardous materials are likely to be stored and used at most any developed property. Items such as household cleaners, used oils, etc., could be expected to be found routinely. These often would not be a factor in a site review because quantities would be small and depleted as a part of normal daily operations. Jamestown Resort and Marina personnel should achieve adequate knowledge required in the management of potentially hazardous materials and chemical material management. Evidence of waste streams for the area were surveyed during the Corps environmental review, such as those generated through maintenance and repair activities, gasoline dock, tanks, restaurant, and solid waste. Boats stored at marinas undergo periodic cleaning and maintenance while in the water and parking areas. Such activities utilize cleaners, solvents, and chemicals that runoff or leach into the waterway. Increased usage will result in increased water pollution if certain guidelines and controls are not implemented. Management was not aware of specific requirements for identifying hazardous waste streams or disposal of hazardous wastes. A number of apparently old containers of paints, solvents, and other chemicals were observed which may no longer be usable. Spent solvents, spent batteries, waste oil-based paints, pesticide wastes, etc. may be generated on site. Waste created through such activities shall be controlled and placed in an area specifically designated for the collection of suspected hazardous waste for removal. No records were available of any disposal of hazardous wastes.

The visual site inspection reflected no other unnatural land or surface features.

5. FINDINGS: A PAS was performed on July 6, 1994 to determine if any hazardous substances were stored or released that would prohibit the transfer of the aforementioned tract. The conclusion of this PAS is that:

In addition to known potential contaminants, it is likely that former owners/operators stored and handled various hazardous materials and substances. Spills and releases may have occurred within the vicinity of the above referenced area. There are no known problems on Tract Nos. O-1535 and O-1536 resulting from this activity. The Government, since acquisition, has





EXHIBIT B-1                             3
exercised adequate controls over the land, water, and other resource use. The conclusion of this PAS is that no specific environmental concerns have been identified that would significantly affect the outgranting of this property.

6. This PAS serves as documentation for the known and suspected hazardous substance contamination conditions of the property scheduled for lease to Jamestown Resort and Marina, LTD. The proposed real estate transaction of leasing these government lands should proceed as planned.




SIGNED:       /s/ Kathryn Lachicotte                   Date:  7 July 94
              -------------------------------------         ----------------
              Prepared by: Kathryn Lachicotte
              Realty Specialist
              Management and Disposal Branch



SIGNED:       /s/ William O. Barnes                    Date:  7/7/94
              -------------------------------------         ----------------
              Prepared by: William O. Barnes
              Chief, Management and Disposal Branch
              Real Estate Division



SIGNED:       /s/ William W. Wilkinson                 Date:  7-8-94
              -------------------------------------         ----------------
              Approved by: Wendell W. Wilkinson
              Chief, Real Estate Division



SIGNED:       /s/                                      Date:  8/1/94
              -------------------------------------         ----------------
              President
              Jamestown Resort and Marina, LTD
              Jamestown, Kentucky





EXHIBIT B-1                             4

                             DEPARTMENT OF THE ARMY
                               CORPS OF ENGINEERS
                               NASHVILLE DISTRICT


                                                        Lease No. DACW62-1-88-83
                                                Wolf Creek Dam - Lake Cumberland


                          FIFTH SUPPLEMENTAL AGREEMENT

       THIS SUPPLEMENTAL AGREEMENT, (the "Agreement") made and entered into by and between the Secretary of the Army ("SA") and Jamestown Resort & Marina, Ltd. ("JSM").

                                  WITNESSETH:

       WHEREAS, the parties hereto entered into Lease No. DACW62-1-88-83 dated February 1, 1988, ("Original Lease") a First Supplemental Agreement dated March 7, 1988 by JSM and March 29, 1988 by SA, ("First Sup") a Second Supplemental Agreement signed August 5, 1988 by JSM and August 8, 1988 by SA, ("Second Sup") and Third Supplemental Agreement signed September 28, 1989 by JSM and October 10, 1989 by SA, ("Third Sup") a Fourth Supplemental Agreement signed by JSM and SA on September 15, 1994, ("Fourth Sup") (all of which are hereinafter collectively sometimes referred to as the "Lease"); and

       WHEREAS, JSM has caused to be made a new Survey of the demised property by GRW Engineers, Inc., Lexington, Kentucky, dated March, 1996, (the "Survey") and thereby ascertained that the demised premises contains approximately 9 acres less than contemplated by the Original Lease, the Third Sup and the Fourth Sup; and

       WHEREAS, the parties hereto are desirous of clarifying and correcting the legal description of the demised premises to accurately reflect the correct legal description; and

       WHEREAS, the parties hereto accept the Survey for all purposes, including, without limitation, transferring the leasehold interest of JSM; and

       WHEREAS, it has been administratively determined that the correction of acreage and the execution, delivery and recording of this Agreement is mutually beneficial to the parties hereto and in the public interest and will not interfere with the primary purpose of the Lease,

       NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

       1. A copy of said Survey is marked as Exhibit A-1 and is attached hereto and incorporated by reference herein. The parties recognize that the size of the Survey necessitates that the copy attached to this Agreement for recording purposes will be greatly reduced in size and clarity.

       2. The demised premises as described in the Original Lease, the First Sup, Second Sup, Third Sup and Fourth Sup is hereby deleted in their entirety and the legal description contained on Exhibit B attached hereto and incorporated by reference herein is substituted in lieu thereof.

       3. Multiple copies of this Agreement may be executed, each of which shall be deemed an original.

       4. All other terms and conditions of the Original Lease, the First Sup, Second Sup, Third Sup and Fourth Sup shall be and remain the same.

       IN WITNESS WHEREOF, I have hereto set my hand by authority of the Secretary of Army this 13th day of March, 1996. For purposes of certain documents recorded subsequent to the recording of this Agreement, the date of this Agreement may be referred to as March 21, 1996.



                                           /s/ William O. Barnes
                                           -------------------------------------
                                           William O. Barnes
                                           Acting Chief, Real Estate Division



       THIS AGREEMENT is also executed by JSM this 4th day of March, 1996.



                                           JAMESTOWN RESORT & MARINA, LTD.
                                           By:  JAMESTOWN RESORT & MARINA, INC.,
                                           GENERAL PARTNER OF JAMESTOWN RESORT &
                                           MARINA, LTD.





                                           By:/s/ R. Dudley Webb
                                              ----------------------------------
                                                  R. DUDLEY WEBB
                                           Its:   Chairman



       I, Glenn A. Hoskins, certify that I am the Secretary of Jamestown Resort & Marina, Inc.; that R. Dudley Webb, who executed this Fifth Supplemental Agreement on behalf of Jamestown Resort & Marina, Inc., General Partner of Jamestown Resort & Marina, Ltd., was then Chairman of said corporation; that this instrument was duly signed for and on behalf of said corporation by authority of its governing body, and is in within the scope of its corporation powers.



                                           /s/ Glenn A. Hoskins
                                           -------------------------------------
                                           GLENN A. HOSKINS, Secretary

STATE OF TENNESSEE


COUNTY OF DAVIDSON


       BEFORE ME, Patricia W. Cheny, a Notary Public in and for the State of Tennessee at Large, personally appeared William O. Barnes, Acting Chief, Real Estate Division, U.S. Army Corps of Engineers, Nashville District, to me known to be the identical person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the said instrument by authority of the Secretary of the Army for the purposes therein expressed as the act and deed of the United States of America.

           Given under my hand and seal, this 13th day of March, 1996


                                                         Patricia W. Cheny
                                                         Notary Public
                                                  State of Tennessee at Large

My Commission Expires:
 July 27, 1996

                                   EXHIBIT B


BEING a tract of land and water containing 291 acres, more or less, situated in Russell County, Kentucky, said tract being portions of the Corps of Engineers, Real Estate Segment map O, being leased to Jamestown Resort and Marina, Ltd. by the Secretary of the Army by Lease No. DACW62-1-88-83, dated February 1, 1988, as amended by that First Supplemental Agreement dated March 29, 1988, both instruments being attached to that "Notice of Lease and First Supplemental Agreement", of record in Deed Book 112, Page 426, in the Russell County Clerk's Office, as modified by (i) that "Second Supplemental Agreement" dated August 8, 1988, of record in Deed Book 115, page 207, (ii) that "Third Supplemental Agreement" dated October 10, 1989, of record in Lease Book 42, Page 185, in the aforesaid clerk's office, and (iii) that "Fourth Supplemental Agreement" dated September 15, 1994, of record in Lease Book 42, Page 187, in the aforesaid clerk's office, and being more particularly described as follows, to-wit:

              Beginning at Corps of Engineers (COE) monument number 0-1533-1, a point in the United States Department of the Army, Corps of Engineers boundary located approximately 3 miles south along State Route 92 from its intersection with U.S. Route 127 in Jamestown, Kentucky;

              Thence along said boundary for three calls as follows: North 80 degrees 57 minutes 27 seconds East a distance of 712.52 feet to a COE monument no. 0-1533-2, North 86 degrees 40 minutes 10 seconds East a distance of 269.22 feet to a COE monument no. 0-1533-3, and South 07 degrees 13 minutes 18 seconds East a distance of
              884.25 feet to a point in the COE boundary, thence leaving said boundary South 41 degrees 00 minutes 00 seconds West a distance of approximately 205.78 feet to a point at the maximum power pool level (723 Mean Sea Level) of Lake Cumberland on the east side of an embayment near the mouth of Greasy Creek;


              Thence south along said pool level (723 Mean Seal Level) approximately 4,100 feet;

              Thence across the lake for two calls as follows: South 64 degrees 00 minutes 00 seconds West a distance of approximately 2226.52 feet, and North 40 degrees 00 minutes 00 seconds West a distance of approximately 594.95 feet to a point at the maximum power pool level (723 M.S.L.) on the west side of the embayment;

              Thence northwest along said pool level approximately 4,650 feet; thence for four calls as follows: North 01 degrees 00 minutes 00 seconds West a distance of 739.42 feet, North 71 degrees 15 minutes 00 seconds East a distance of 800.00 feet, North 12 degrees 12 minutes 15 seconds East a distance of 450.00 feet, and

              North 75 degrees 00 minutes 00 seconds East a distance of 708.43 feet to a point in the Corps of Engineers boundary;

              Thence along said boundary for seven calls as follows: South 08 degrees 43 minutes 02 seconds West a distance of 61.91 feet to a COE monument no. 0-1539-A7, South 10 degrees 09 minutes 37 seconds East a distance of 136.44 feet to a COE monument no. 0-1539-A6, South 52 degrees 44 minutes 40 second East a distance of
              122.31 feet to a COE monument no. 0-1539-A5, North 51 degrees 44 minutes 37 seconds East a distance of 149.35 feet to a COE monument no. 01-1539-A4, North 31 degrees 24 minutes 54 seconds East a Distance of 71.87 feet to a COE monument no. 0-1539-A3, North 12 degrees 54 minutes 11 seconds West a distance of 76.97 feet to a COE monument no. 0-1539-A2, and North 14 degrees 09 minutes 30 seconds East a distance of 119.00 feet to a point in the COE boundary; thence leaving said Corps of Engineers boundary North 75 degrees 00 minutes 00 seconds East for a distance of
              303.05 feet to a point in the Corps of Engineers boundary; thence along said boundary south 80 degrees 45 minutes 20 seconds East for a distance of 180.00 feet to the point of beginning and containing approximately 291 acres;

              including in the lease area are Kentucky Department of Highways right of ways associated with KY 92 and easements assumed by the City of Jamestown for their water lines and by the South Kentucky Rural Electric Cooperative Corporation for their power lines.

BEING a portion of the same property conveyed to the United States of American for the Wolf Creek Dam-Lake Cumberland Project, through the following instruments:


                                                       DATE OF           DEED     PAGE       C/A        D/T
     TRACT NO.       FORMER OWNER                    DEED OR D/T         BOOK      NO.       NO.        NO.
     ---------       ------------                    -----------         ----     ----       ---        ---
       0-1533        E.E. Cook                         7/17/48            25       386

       0-1534        Russell Co. B. of Educ.           6/24/48                               284         1

       0-1535        Edna Canada, et vir               6/26/48            25       343

       0-1536        J.D. Miller, et ux                5/22/48            25       259

      0-1537A        Mary A. Beck                      5/30/48            25       248

       0-1539        Mattie Cook et al                 9/1/48                                293         1

       0-1547        Thenora Humble, et vir            6/25/48            25       338

       0-1574        Florence Walters                  5/29/48            25       276

       0-1580        M.C. Topping, et ux               6/11/48            25       302

       0-1581        Melvin A. Smith et ux             8/17/48            25       490

STATE OF KENTUCKY, COUNTY OF RUSSELL _____SCT

       I, Brigette Popplewell, Clerk of Russell County, certify that on the 21 day of March, 1996 the foregoing Lease was produced to me certified as above and lodged for record at ___________ whereupon I have recorded the same, together with this certificate the 21 day of March 1996 in Lease Book 42, Page 269.